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                                                               EXHIBIT 10(v)

                                LEASE AGREEMENT


THIS AGREEMENT, entered into the 5th day of June 1997 by and between R.L. Brown Investments who, whether one or more, will hereinafter be designated as Lessor, and Daisy Manufacturing Company, Inc., Brass Eagle Division who, whether one or more, will hereinafter be designated as Lessee.


WITNESSETH:

The Lessor shall let and the Lessee shall lease all that certain tract and parcel described as 6,400 S.F. =/- office space, 1203 North 6th Street, Rogers, Arkansas 72756 (the "Premises"). The term of this lease shall commence on the 1st day of July, 1997 and the primary terms shall be for a period of 30 months ending midnight the 31st day of December 1999.

Lessee shall pay as rent to the Lessor the sum of $3,733.33 per month on the 1st day of each and every month during the term hereof. The parties hereto covenant as follows:

1. (a) Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Premises subject to the terms and conditions contained in this Lease.
Lessor agrees so long as Lessee fully complies with all the terms, covenants and conditions of this Lease, that Lessee may peaceably have, hold and enjoy the Premises during the term.

    (b) Lessor warrants that Lessor has good title to the Premises, and that there is no legal impediment to Lessor's right to lease the Premises.

2. Lessee will promptly pay the stipulated rent at the place designated. The leased premises will be used by the Lessee only for the following purpose, to wit:

                                 General Office

3. The Lessee will not do or permit anything to be done, in, upon, or about the leased premises that increases the premiums for fire hazard. The premiums are to be paid by the Lessor for the first year continuously until tenant vacates property. Lessee will not do or permit to be done anything which will make uninsurable the leased premises or any part thereof.

4. Lessee will not do or permit to be done anything in, about or upon the leased premises that interferes with State or Municipal laws, or the regulations of the Fire Department or Board of Health; that creates a nuisance; or that is dangerous to persons or property.

5. Except for assignment to any newly created corporation engaged in substantially the same business as the current Brass Eagle Division, this Lease shall not be assigned or any part of the leased premises sublet without the written consent of the Lessor first endorsed hereon, said consent shall not be unreasonably withheld. If Lessor consents to an assignment of subletting the Lessee shall remain liable for payment of specified rental and the due performance of all agreements and conditions herein.
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6.   Lessor's interest in this Lease shall pass and vest in Lessor's heirs, devisee, successors and assigns.

7. Lessee will not make any alterations, changes or improvements costing more than five thousand ($5,000.00) dollars without Lessor's prior written consent, which consent shall not be unreasonably withheld. If consent is given, then the cost of such alterations, additions or improvements shall be paid by Lessee. Upon termination of this Lease, Lessor shall have the right to retain the premises as altered, changed or improved by Lessee, or Lessor may require the Lessee to restore the premises to the conditions existing as of the date Lessee went into possession of the leased premises under the terms of this Lease. Should this Agreement be terminated, for any reason, any improvements not required to be removed, shall be retained by Lessor.

8. Lessor shall keep the interior and exterior of the building, interior walls and doors, wiring, plumbing and window and door glass in good repair, and shall maintain the heating and air conditioning equipment. Lessor shall also be responsible for the upkeep of the grounds and said grounds shall be kept in goo [sic], neat order. In addition, Lessee shall maintain sidewalks and parking lot. Lessee shall be responsible for snow removal. Above improvements to be in "as is" condition at time of Lease commencement. Lessee shall have 14 days to notify landlord of any mechanical, electrical or physical problems with property. If no notice is received by landlord it shall be agreed all components of property are in good working order and shall then become responsibility of Lessee. Lessee shall cause property to be kept in a neat clean manner at all times or this Lease may be voided by Lessor.

9. Upon the expiration of this Lease, in course or by breach of any of its provisions, Lessee will restore the leased premises to Lessor in as good condition as when possession was taken by Lessee, ordinary wear and tear excepted.

10.  Lessee will pay all utility bills in the amount of $500.00 per month.

11. Lessee shall be allowed to display such sign or advertisement on the premises as shall comply with all municipal, county and state building and zoning codes. Upon termination of this Lease, Lessee will remove any sign, advertisement or notice painted on or affixed to the leased premises, and restore that place it occupied to the condition which existed as of the date this Lease takes effect.

12. Lessee shall be responsible for risk of and liability for damages to person or property during the term of this Lease arising from its occupancy of the premises. Lessee shall provide Lessor with a copy of said liability policy showing Lessor as "also insured." Said policy shall show limits of not less than $1,000,000 for any one occurrence. Lessor shall insure building against fire damage. Lessee shall be responsible to insure Lessee's personal property.

13. In the event of a substantial destruction (substantial destruction as herein used means destruction which will cost 30% of more of the value of the improvements prior to destruction to restore such improvements) of the lease premises by fire, cyclone or act of God, this Lease may be terminated on notice by the Lessor or by the Lessee, or the parties shall agree to rebuild for the use of the Lessee, and in that event, the parties shall agree whether to rebuild within

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thirty (30) days after said destruction, and the Lessor shall then proceed with all reasonable diligence, delay due to adjustment or insurance loss and other unavoidable delays excepted, to restore the said premises; and this Lease shall continue in full force and effect, except that, as the sole and exclusive remedy of the Lessee, there shall be an abatement of the rent payable by Lessee during the time the said premises are untenantable or in party untenantable. In the event of a partial destruction (partial destruction as herein used means destruction which will cost 30% of the value of the improvements prior to destruction to restore such improvements) of the leased premises by fire, cyclone, or act of God, the Lessee may terminate or the Lessor will repair said leased premiums for use of the Lessee, and the Lease shall continue in full force and effect, except that, as the remedy of the Lessee, there shall be an abatement in the rent payable by the Lessee during the time the leased premises are untenantable or in part untenantable.

14. The Lessee hereby subordinates this Lease to any mortgage, deed of trust or encumbrance which the Lessor may have placed, or may hereafter place, on the premises. Lessee agrees to execute, on demand, any instrument which may be deemed necessary or desirable to render such mortgage, deed of trust or encumbrance, whenever made, superior and prior to this Lease.

15. In the event of a breach of any other terms or conditions hereof by Lessee, Lessor may: (a) take possession of the leased premises and lease the same for the amount of the Lessee upon such terms as may be acceptable to Lessor, and apply the proceeds received from such leasing, after paying the expenses thereof, toward the payment of the rent which the Lessee herein is obligated to pay and collect the balance thereof from the Lessee; or (b) to take possession of the leased premises and collect from the Lessee all damages sustained by reasons of such breach; or (c) to pursue any remedy or remedies which may be available at law or in equity.

16. Should bankruptcy, insolvency or receivership proceedings of any kind by instituted by or against Lessee, or any part of the Lessees if more than one are included in the designation "Lessee" herein, or should Lessee's interest in the Lease, or the interest of any one of the Lessees, if more than one are included under the designation "lessee" herein, dissolve or pass by operation of law to any other person or corporation, then at the option of Lessor, that shall be considered a breach of the terms and conditions of this Lease, and Lessor may pursue the remedies provided in paragraph 15 hereof.

17. On termination of this Lease, in due course Lessee agrees to surrender possession of the Lease premises without demand. Failing to do so, Lessee will, in addition to the damages generally recoverable, be liable to Lessor for all damages Lessor may sustain, including claims made by any succeeding tenant against Lessor which are found upon delay or failure in delivering possession of the lease premises to the succeeding tenant.

18.  Lessee shall pay a security deposit of $1,000 at time of occupancy.

19. The failure of the Lessor to insist upon performance of any of the agreements and conditions herein in any one or more instances shall not be a waiver of the right thereafter to insist upon full and complete performance of such agreements and conditions. Receipt by the Lessor of rent with knowledge of the breach of any of the agreements and conditions hereof shall not be deemed a waiver of such breach.

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20.  Any notice provided for herein will be deemed to have been give Lessee when deposited in registered mail and addressed to Lessee, as follows:

                      Attention: President
                      Daisy Manufacturing Company, Inc.
                      Brass Eagle Division
                      1203 North 6th Street
                      Rogers, Arkansas   72756

21. Upon termination of this Lease in course or for breach of any of its terms or conditions, Lessee agrees to restore the leased premises to Lessor in as good condition as when possession is delivered to Lessee, ordinary wear and tear excepted.

22. Lessor may place a "for rent" sign or signs on the leased premises during the last 30 days this Lease is in force.

23. In the event any changes, alterations or additions are required by any law, ordinance, or regulation of the Fire Department or Board of Health, as a direct result of Lessee's occupancy, then the cost of such change, alterations or additions required by any such law, ordinance or regulation should be paid by Lessor.

24. If the leased premises be subjected to any eminent domain proceedings, the Lease shall terminate if all the leased premises are taken or if the portion taken renders the premises wholly inadequate for Lessee's purposes, as set out in paragraph 2 hereof. In such condemnation proceedings, Lessee may claim compensation for the taking of any removable installations which by the terms of this Lease Lessee would be permitted to remove at the expiration of this Lease, but Lessee shall be entitled to no additional award, it being agreed that all damages allocable to full fee simple owners.

25. Lessor or his agents may, by prior appointment during regular business hours, enter the leased premises for inspection purposes.

26. Lessor shall pay the amount of general taxes assessed and levied against the leased premises and any improvements thereon.

27. Lessee shall have the option to renew Lease for three (3) one (1) year rental periods at the same rental rate as the original term.

28. It is understood that Bill McClard of Lindsey and Associates, Inc. shall be paid by Landlord a leasing fee of 6% of gross rent as collected on a monthly basis for the terms of this Lease and all extensions. Should Lessee purchase said property, Lindsey and Associates, Inc. will be paid a sales fee of 6% of gross sales price at closing.

29. Prior to July 01, 1997, Lessor shall replace damaged ceiling tiles, repair damaged carpet and replace carpet in the conference room along with repair lattice work outside the conference area. Lessor shall allow Lessee access to the premises to commence preparations for moving in.

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30.  Lessee shall have the parking area designated for Lessee use having a minimum of 40 parking spaces along with handicapped spaces as called for in the Rogers City ordinances.

Witness the hand and seals of the parties this ____ day of ____________________, 1997.


ATTEST:

                                    Daisy Manufacturing Company, Inc.
                                    Brass Eagle Division


/s/ John Flynn                  By: /s/ Lynn Scott
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                                    Lessor:

                                By: /s/ Robert Brown
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31.  Lessee agrees to pay increases on gas, electricity, water and sewer on a prorata basis to lessor as follows: Basis cost for utilities shall be $500. Lessee shall not be charged for lessee's gross consumption so long as lessee is not abusive by using unreasonable amounts of utilities. Increased utility cost that are a result of increases for unit cost not for the number of units used will be passed through to Daisy. The formula will be: Daisy will pay basis for electricity $305 per month times the change in unit cost; basis for water and sewer $13.00 per month times the percentage change in the unit cost; basis for gas $182.00 per month times the percentage change in the unit cost.

Cost shall be in addition to the $500.00 basis.
Example: A 10% increase in electricity would be 10% of $305.00 or $30.50 increase above the basis or $530.50 per month.

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